UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2007

Commission File Number 000-28638

BMB MUNAI, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	30-0233726
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number.)

202 Dostyk Ave., 4th Floor, Almaty, Kazakhstan
(Address of principal executive offices)

050051
(Zip code)

+7 (3272) 375-125
(Registrant’s Executive Office Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On March 30, 2007, the Compensation Committee of our Board of Directors approved restricted stock grants in the aggregate amount of 950,000 shares to certain of our officers, employees and outside consultants pursuant to our 2004 Stock Incentive Plan, a copy of which was included in the Definitive Proxy Statement previously filed with the Securities and Exchange Commission on September 20, 2004, and is incorporated herein by this reference. Restricted stock grants were made to eleven persons, including the following executive officers: Boris Cherdabayev, CEO, Gamal Kulumbetov, COO, Sanat Kasymov, CFO, Askar Tashtitov, President and Adam Cook, Corporate Secretary.

All the restricted stock grants were awarded on the same terms and subject to same vesting requirements. More specifically, the restricted stock grants will vest to the grantees at such time as either of the following events occurs (the “Vesting Events”): i) the Company enters commercial production and is granted a commercial production license from the Republic of Kazakhstan; or ii) the occurrence of an Extraordinary Event. An “Extraordinary Event” is defined in the restricted stock agreement as any consolidation or merger of the Company or any of its subsidiaries with another person, or any acquisition of the Company or any of its subsidiaries by any person or group of persons, acting in concert, equal to thirty percent (30%) or more of the outstanding stock of the Company or any of its subsidiaries, or the sale of all or substantially all of the assets of the Company or any of its subsidiaries. In the event of an Extraordinary Event, the grants shall be deemed full vested one day prior to the effective date of the Extraordinary Event. The Board of Directors shall determine conclusively whether or not an Extraordinary Event has occurred and the grantees have agreed to be bound by the determination of the Board of Directors.

The shares representing the restricted stock grants shall be issued as soon as practicable, will be deemed outstanding from the time they are issued, and will be held in escrow by the Company subject to the occurrence of a Vesting Event. The grantees will have the right to vote the shares, receive dividends and enjoy all other rights of ownership over the entire grant amount from the grant date, except for the right to transfer, assign, pledge, encumber, dispose of or otherwise directly or indirectly profit or share in any profit derived from a transaction in the shares prior to the occurrence of a Vesting Event. Shares will only vest to the grantee if the grantee is employed by the Company at the time a Vesting Event occurs. If a Vesting Event has not occurred at the time a grantee’s employment with the Company ceases, for any reason, the entire grant amount shall be forfeited back to the Company.

Item 3.02 Unregistered Sales of Equity Securities

As discussed herein, on March 30, 2007, the Compensation Committee of our Board of Directors approved restricted stock awards to certain of our executive officers, employees and outside consultants pursuant to our 2004 Stock Incentive Plan, subject to the satisfaction of vesting requirements. For details regarding the vesting requirements please see “Item 1.01 Entry into Material Definitive Agreement” above. The total number of shares granted was 950,000. Among the parties receiving restricted stock grants were the following officers:

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Name	Position with Company	Restricted Stock Granted

Boris Cherdabayev	CEO	150,000
Gamal Kulumbetov	COO	100,000
Sanat Kasymov	CFO	100,000
Askar Tashtitov	President	100,000
Adam Cook	Corporate Secretary	70,000

Grants were made to 11 people, eight of whom are non-U.S. persons. The restricted stock grants were made without registration pursuant to Regulation S of the Securities Act Rules and Section 4(2) under the Securities Act of 1933.

As discussed above, the stock grants vest only upon the occurrence of a Vesting Event.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of BMB Munai, Inc. Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BMB MUNAI, INC.

Dated: April 4, 2007	By:	/s/ Adam R. Cook
Adam R. Cook

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